EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 11, 2006 in the Amendment No. 1 to the Registration Statement (File No. 333-137508) and related Prospectus of Claymore Securities Defined Portfolios, Series 330.



                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP


Chicago, Illinois
October 11, 2006